UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Purchase of Mortgage-backed Securities
     On November 18, 2005, CSE Mortgage LLC (“CSE Mortgage”), a wholly owned subsidiary of CapitalSource Inc. (the “Company”), agreed to purchase on or about November 25, 2005, five pools of mortgage-backed pass-through certificates (the “Securities”) issued by the Federal Home Loan Mortgage Corporation (commonly known as Freddie Mac). The Securities will be purchased for an aggregate purchase price of approximately $1.6 billion and are backed by conforming prime mortgage loans that were originated as 7/1 hybrid adjustable rate mortgages. The mortgages are seasoned approximately two years.
     On November 17, 2005, CSE Mortgage obtained financing for 97% of the purchase price of the Securities under a master repurchase agreement (the “Repurchase Agreement”) with Citigroup Global Markets Inc. (“Citigroup”). Under the Repurchase Agreement, CSE Mortgage will be required to repurchase the financed Securities on March 25, 2006, provided that if neither party notifies the other party that it desires to terminate the financing, the repurchase date will automatically be extended for successive 30-day periods. A 90-day notice is required for either party to terminate the Repurchase Agreement. The final repurchase date may not be after December 25, 2007.
     The amount financed under the Repurchase Agreement will bear interest at a per annum rate that is less than, and that adjusts monthly based upon 30-day LIBOR. In addition, the terms of the Repurchase Agreement require, among other things, that CSE Mortgage satisfy certain financial covenants (to be tested at the end of each month from and after December 31, 2005), and certain margin requirements, and that it comply with certain other normal and customary restrictions and covenants. The Repurchase Agreement also provides that, in the event of a default by CSE Mortgage on its obligations under the Repurchase Agreement, recourse will be limited to 10% of the aggregate amount then being financed under the Repurchase Agreement.
     CSE Mortgage has engaged BlackRock Financial Management, Inc. (“BlackRock”) to serve as its investment manager. BlackRock will implement interest rate hedging activities with various financial institutions at the direction of CSE Mortgage under an Investment Management Agreement.
     Private Placement of Trust Preferred Securities
     On November 21, 2005, the Company completed a private placement of $100 million trust preferred securities. The securities were issued by a newly formed, wholly owned subsidiary formed as a Delaware statutory trust, CapitalSource Trust Preferred Securities 2005-1. The trust preferred securities have a floating interest rate equal to 90-day LIBOR plus 195 basis points, resetting quarterly. The securities mature on December 15, 2035 and may be called at par by the Company any time after December 15, 2010.
     A copy of our press release describing the aforementioned transactions is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     Employment Agreement with Thomas A. Fink
     On November 22, 2005, the Company entered into an employment agreement with Thomas A. Fink, its Senior Vice President and Chief Financial Officer. A copy of the agreement is expected to be filed as an exhibit to the Company’s 2005 Annual Report on Form 10-K when filed in the first quarter of 2006.
     The agreement provides for an initial three-year term, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. During the term of the agreement, the executive will be paid a base salary of $350,000, which is subject to review and increase, but not decrease, by the Company’s Board at least annually, provided that the executive’s base salary shall be increased by at least the same amount as the median base salary increases of the most senior manager of the Company’s lending businesses. The agreement also provides for payment of an annual bonus, in an amount to be determined reasonably and in good faith based upon the performance and prospects of the Company and the executive.

     The agreement also provides for a one-time payment to the executive of $200,000 and the grant to the executive of 100,000 shares of restricted stock, vesting ratably over a five-year period commencing on the first anniversary of the grant date. The agreement also contemplates future equity awards to the executive at the discretion of the Company’s board of directors or compensation committee thereof, with any such award made on comparable terms to those awarded to other members of the Company’s executive committee.
     The employment agreement contains non-compete and non-solicitation provisions pursuant to which the executive has agreed that for six months after the earlier of the expiration of the term of the agreement (as extended, if applicable) or the executive’s date of termination the executive will not: (i) solicit or hire any person employed by the Company or who was employed by the Company or any affiliate within 180 days prior to such solicitation or hiring (unless that person was discharged by the Company without cause); (ii) solicit any client or customer of the Company or any person who was a client or customer of the Company within 180 days prior to such solicitation; or (iii) provide services to any entity that competes with any business engaged in by the Company or any affiliate. The employment agreement also contains non-disclosure provisions requiring each executive to not use, disclose, or transfer any of the Company’s confidential information either during or after employment, and customary non-disparagement provisions.
     If the executive’s employment is terminated by his death, the Company will pay a cash lump sum equal to one year’s base salary and all outstanding equity awards will immediately vest, with outstanding options remaining exercisable for the length of the remaining term. Any payments by the Company shall be reduced by the amount of any payments to the executive’s beneficiaries or estate paid on account of any life insurance plan or policy provided by the Company for the benefit of the executive.
     If the Company terminates the executive’s employment upon his disability, the Company will pay base salary through the date of termination, all outstanding equity awards will immediately vest, with outstanding options remaining exercisable for the length of the remaining term.
     The Company may also terminate the executive’s employment upon disability of the executive, for “cause” or without “cause.” The executive may terminate his employment with or without “good reason.” If the Company terminates the executive’s employment for “cause” or he terminates it without “good reason,” the Company will pay his base salary through the date of termination, and all unvested shares of restricted stock will be forfeited by the executive.
     If the Company terminates the executive’s employment without “cause” or he terminates it for “good reason,” the Company will pay base salary through the date of termination, a cash lump sum equal to a pro rata portion (based on the number of days the executive was employed during the calendar year of termination) of the greater of (i) the average of the annual bonuses paid to the executive in the previous two calendar years and (ii) $750,000, and pay another cash lump sum equal to the greater of (x) two times the base salary and average annual bonus earned by the executive in the two years preceding the calendar year of termination, and (y) $1.8 million. In addition, all of the executive’s restricted stock and other equity awards will immediately vest and, if applicable, become exercisable, and the executive and his covered dependents will continue to receive medical, dental, hospitalization and life insurance coverage for 24 months or the remaining term of the agreement at the time of termination, whichever is greater.
     Subject to certain conditions, the Company will make a gross-up payment to cover any excise tax imposed on the executive by Section 4999 of the Internal Revenue Code and any interest and penalties incurred with respect thereto. In addition, the Company and the executive have agreed to amend the agreement to the minimum extent necessary to avoid any excise tax imposed by Section 409A of the Code.
     In the agreement, “cause” is limited to the following events: (i) the executive’s conviction of, or plea of nolo contendere to, a felony (other than in connection with a traffic violation) under any state or federal law; (ii) the executive’s willful and continued failure to substantially perform his essential job functions under the agreement after receipt of written notice from the Company that specifically identifies the manner in which the executive has substantially failed to perform his essential job functions and specifying the manner in which the executive may substantially perform his essential job functions in the future; (iii) a material act of fraud or willful and material misconduct with respect, in each case, to the Company, by the executive; (iv) a willful and material breach of the agreement; or (v) the hiring of any person who was an employee of the Company within 180 days prior to such hiring, other than to perform services for the benefit of the Company. For purposes of this provision, no act or failure to act, on the part of the executive, shall be considered “willful” unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interests of the Company. Anything in the agreement to the contrary notwithstanding, the executive shall not be terminated for “cause” under the agreement unless (A) written notice stating the basis for the termination is provided to the executive, and (B) as to clauses (ii), (iii) or (iv) of this paragraph, he is given 30 days to cure the neglect or conduct that is the basis of such claim (it being understood that any errors in expense reimbursement may be cured by repayment).
     In the agreement, “change in control” is defined as the occurrence of one or more of the following events: (i) any “person” or “group” is or becomes a “beneficial owner” of more than 30% of the Voting Stock of the Company; (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the effective date of the agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) the Company transfers all or substantially all of its assets or business (unless the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the Voting Stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company). For purposes of the “change in control” definition, the “Company” shall include any entity that succeeds to all or substantially all of the business of the Company and “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.
     In the agreement, “good reason” is defined as, unless otherwise agreed to in writing by the executive: (i) any diminution or adverse change prior to a “change in control” in the executive’s title; (ii) reduction in the executive’s base salary; (iii) prior to a “change in control” a requirement that the executive report to someone other than the Company’s Chief Executive Officer and/or President; (iv) a material diminution in the executive’s authority, responsibilities or duties or material interference with the executive’s carrying out his duties; (v) the assignment of duties inconsistent with the executive’s position or status with the Company as of the date hereof; (vi) a relocation of the executive’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices; (vii) any other material breach of the terms of the agreement or any other agreement that breach is not cured within ten days after the executive’s delivery of a written notice of such breach to the Company; (viii) any purported termination of the executive’s employment by the Company that is not effected in accordance with the applicable provisions of the agreement; (ix) the failure of the Company to obtain the assumption in writing of its obligations under the agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; or (x) the delivery of a notice by the Company that it is electing not to extend the term of employment under the agreement at any time up to and including November 22, 2023. In order to invoke a termination for “good reason,” the executive must terminate his employment, if at all, within 30 days of the occurrence of any event of “good reason.” Notwithstanding anything to the contrary in the agreement, “good reason” shall not, by itself, include (A) after a “change in control,” the assignment to the executive of a different title that is, within the organization of the successor entity, equivalent to the executive’s title with the Company immediately prior to the “change in control;” or (B) either (i) a reduction in executive’s responsibilities or duties following a management led buyout of the Company or (ii) removal of executive’s authority and/or responsibility over any aspect of investor relations and/or the mergers and acquisitions function.

     Amendments to Employment Agreements with Executive Officers
     On November 22, 2005, the Company entered into amendments to the employment agreements dated April 4, 2005 with Dean C. Graham, Joseph A. Kenary, Jr. and Michael C. Szwajkowski. Each of these executives currently serves as a president of a CapitalSource business unit. Copies of the amendments are expected to be filed as exhibits to the Company’s 2005 Annual Report on Form 10-K when filed in the first quarter of 2006.
     Pursuant to the terms of the original employment agreements, the Company had agreed to make grants of restricted stock to Mr. Graham and Mr. Kenary of an aggregate of 235,000 shares and 197,500 shares, respectively, in the years 2006 through 2010, and to Mr. Szwajkowski of 150,000 shares in the years 2005 through 2008. The amendments resulted in the Company granting all such shares of restricted stock to each of the three executives on November 22, 2005; however, the amendments had no effect on the vesting schedule of the shares of restricted stock granted, which will vest over time through 2010 in the case of Messrs. Graham and Kenary and through 2009 in the case of Mr. Szwajkowski. The amendments had no impact on the Company’s financial statements since the commitments under the original employment agreements were already being expensed over the respective vesting periods.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
     See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 23, 2005	/s/ Steven A. Museles

Steven A. Museles Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on November 23, 2005.